Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

IDAHO COPPER CORPORATION

Convertible Promissory Note

Principal Amount: $	Issue Date: April 17, 2026
Maturity Date: April 17, 2027

FOR VALUE RECEIVED, IDAHO COPPER CORPORATION, an Nevada corporation (the “Company”), hereby promises to pay to the order of [ ] or its registered assigns (the “Holder”), in lawful money of the United States of America the principal sum of $[ ] (this Note”). This Note is issued in connection with a private placement pursuant to a subscription agreement dated [ ], 2026.

(1) General Terms

(a) Payment of Principal. Unless earlier converted in accordance with the terms hereof, this Note will bear no interest during the term, unless an Event of Default (as defined below) shall have occurred and be continuing, at which point, interest shall accrue on the outstanding principal balance of this Note at a rate of eighteen percent (18%) per annum until paid in full. All unpaid principal and accrued interest under this Note is due and payable on or before March [ ], 2027 (the “Maturity Date”). All payments due hereunder (to the extent not converted into shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made in accordance with such instructions as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

(b) Prepayment. The Company shall have the right, but not the obligation, to prepay all or any portion of the outstanding principal amount and accrued interest thereon, by paying 120% of the outstanding principal amount and accrued interest thereon, upon no less than ten (10) days’ prior notice to the Holder, provided that (i) such amount must be paid in cash on the next business day following such ten day notice period, and (ii) during such 10 day notice period and at all times until such prepayment amount has been received in full, the Holder may convert all or any portion of this Note pursuant to the terms hereof.

(2) Definitions. In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated in this Section 2:

“Adjustment Period” means the five (5) Trading Day period immediately following the public announcement of a Dilutive Issuance; provided that if such public announcement is released prior to the opening of the applicable Trading Market on a Trading Day, such Trading Day shall be the first Trading Day in such five (5) Trading Day period.

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 4(e) of shares of Common Stock).

“Applicable Price” means the Voluntary Conversion Price in effect immediately prior to the applicable Dilutive Issuance.

“Common Stock Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exempt Issuance” means (i) the issuance by the Company of shares of Common Stock (the “Common Stock”) upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Company’s annual report on Form 10-k filed with the United States Securities and Exchange Commission (the “Annual Report”) provided that such options, warrants, and securities have not been amended since the date of the Annual Report to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (ii) the grant by the Company of stock options or other stock-based awards, or the issuance of Common Stock under any equity compensation plan of the Company, or (iii) the issuance by the Company of Common Stock or other securities of the Company in connection with strategic transactions not for capital raising purposes, provided that such securities are issued as “restricted securities” (as defined in Rule 144), provided further that in each of (ii) and (iii) above, the underlying Common Stock shall be restricted from sale from the time of the pricing of the Company’s initial listing of its Common Stock on a national securities exchange and continuing for a period of six (6) months thereafter.

“Options” means rights, warrants or options of the Company to subscribe for purchase shares of preferred stock, common stock and/or Common Stock Equivalents.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB, OTCQX, OTCID or Pink Limited Market operated by OTC Markets Group, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(3) Representations and Warranties of the Company.

The Company hereby represents and warrants the following to the Holder:

(a) The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business, such that the failure to so qualify would not have a material adverse effect on the assets or business of the Company, its subsidiaries, or the ability of the Company to perform its obligations hereunder.

(b) The execution and delivery if this Note by the Company will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(c) The Company previously was an issuer described in paragraph (i)(1)(i) of Rule 144 promulgated under the Securities Act but has ceased to be an issuer described in paragraph (i)(1)(i) of Rule 144; is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1943, as amended (the “Exchange Act”); has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and has filed “Form 10 information” with the SEC more than 12 months ago prior to the date hereof, reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

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(d) The Company has filed all report, schedules forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company are subject has been filed as an exhibit to the SEC Reports.

(4) Conversion.

(a) Voluntary Conversion Right. At or at any time prior to the Maturity Date, the Holder may, in its sole discretion, determine to convert all or part of the outstanding Principal Amount, and any accrued interest thereon, into fully paid and nonassessable shares of Common Stock at the Voluntary Conversion Price. The number of shares of Common Stock issuable upon conversion of any conversion amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the principal amount being converted by the Voluntary Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. Subject to adjustment as set forth herein, the “Voluntary Conversion Price” shall, at all times prior to a Mandatory Conversion in accordance with Section 3(e), below be $6.00 per share of Common Stock. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note; provided, however, that the Holder shall pay any transfer taxes.

(b) Mechanics of Voluntary Conversion. To convert any portion of the Principal Amount of this Note into shares of Common Stock pursuant to Section 3(a), the Holder shall transmit by email or facsimile (or otherwise deliver) a copy of an executed Conversion Notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. Conversion Notices delivered either: (i) after 4:00 p.m. on any Trading Day, or (ii) on a non-Trading Day, shall be deemed delivered on the next Trading Day. The Holder shall calculate and state in the Conversion Notice the amount of the Note being converted, the Voluntary Conversion Price, and the number of shares of Common Stock issuable upon the conversion. On or before 5:30 p.m. Pacific Time on the first Trading Day following the date of delivery of a Conversion Notice (in each case, the “Conversion Date”), the Company shall deliver to the Company’s transfer agent an instruction to issue such shares of Common Stock as indicated in the Conversion Notice. “Trading Day” means a day on which the principal market where the Common Stock is listed or quoted is open for trading. The Company shall: (i) if legends are not required to be placed on the issuable Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”), and provided that the transfer agent for the Company is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (ii) if a restrictive legend is required to be placed on the issuable Common Stock, issue the aggregate number of shares of Common Stock to which the Holder shall be entitled in the name of the Holder in book entry form with a restrictive legend imposed thereon.

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(c) Adjustments of Voluntary Conversion Price for Stock Splits and Combinations. If the Company, at any time on or after the Issue Date of this Note, subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) its outstanding shares of Common Stock into a greater number of shares, the Voluntary Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time on or after the Issue Date of this Note combines (by any reverse stock split, or stock combination, recapitalization or other similar transaction) its outstanding shares of Common Stock into a smaller number of shares, the Voluntary Conversion Price in effect immediately prior to such combination will be proportionately increased. Any such adjustment shall become effective immediately upon the effectiveness under Nevada law of such subdivision or combination.

(d) Adjustment Upon Issuance of Common Stock. While this Note is outstanding, if the Company issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 3(e) is deemed to have issued or sold, any shares of Common Stock and/or Common Stock Equivalents (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Applicable Price (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the public announcement) of each such Dilutive Issuance, the Voluntary Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. No adjustment pursuant to this Section 3(e) shall be made if such adjustment would result in an increase of the Voluntary Conversion Price then in effect. For all purposes of the foregoing (including, without limitation, determining the adjusted Voluntary Conversion Price and the New Issuance Price under this Section 3(e)), the following shall be applicable:

i. Issuance of Options. If the Company grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(e)(i), such “lowest price per share” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option or otherwise pursuant to the terms thereof, plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Voluntary Conversion Price shall be made upon the actual issuance of such shares of Common Stock or such Common Stock Equivalents upon the exercise of such Options. This Section 3(e)(i) shall not apply to any Exempt Issuance.

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ii. Issuance of Common Stock Equivalents. If the Company issues or sells any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For purposes of this Section 3(e)(ii), such “lowest price per share” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Voluntary Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

iii. Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(c)), the Voluntary Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Voluntary Conversion Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(e)(iii), if the terms of any Option or Common Stock Equivalent that was outstanding as of the Issue Date of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Stock Equivalent and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(e) shall be made if such adjustment would result in an increase of the Voluntary Conversion Price then in effect.

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iv. Calculation of Consideration Received; Units; VWAP Adjustment Period. If any Option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security” and such Option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities” and, together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3(e)(i) or 3(e)(ii) above and (z) the lowest VWAP on any Trading Day during the Adjustment Period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if this Note is converted, on any given Conversion Date during any such Adjustment Period, solely with respect to such portion of this Note converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the lowest VWAP on any Trading Day during the five (5) Trading Day period immediately preceding the date of receipt. The fair value of any consideration other than cash or publicly traded securities will be reasonably determined by the board of directors of the Company in good faith.

(e) Book-Entry Note. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (i) the full conversion amount represented by this Note is being converted at the option of the Holder, or (ii) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal Amount converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(f) Mandatory Conversion Upon Exchange Listing. Upon the listing of the Company’s common stock on a national securities exchange in connection with a firm commitment underwritten offering the Company’s common stock, the Principal Amount then due and owing under this Note, together with any accrued interest thereon shall, automatically and without any further action by the Holder or the Company be converted to shares of Common Stock at a conversion price equal to the lower of: (i) the Voluntary Conversion Price then in effect; or (ii) seventy percent (70%) of the price per share of Common Stock paid by investors in such firm commitment underwritten offering. Upon the listing of the Company’s common stock on a national securities exchange in connection with a firm commitment underwritten offering the Company’s units comprising common stock of the Company and other securities of the Company, the Principal Amount then due and owing under this Note, together with any accrued interest thereon shall, automatically and without any further action by the Holder or the Company be converted to such units of the Company at a conversion price equal to the lower of: (i) the Voluntary Conversion Price then in effect; or (ii) seventy percent (70%) of the price per share of Common Stock paid by investors in such firm commitment underwritten offering. In the event of a conversion pursuant to this Section 3(e) (the “Mandatory Conversion”), the Company shall, on or before 5:30 p.m. Pacific Time on second trading day for the Company’s common stock on a national securities exchange, deliver the shares or units, as applicable, to which the Holder is entitled to the Holder or its designee in the manner required under Section 3(b), above.

(g) Limitations on Conversion. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of, at the election of the Holder pursuant to the subscription agreement, 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of either 4.99% or 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section 3(f) applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal Amount permitted to be converted on such Conversion date in accordance with Section 2(b) and any Principal Amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by the Holder upon written notification to the Company not less than 61 days in advance.

(h) Reservation of Common Stock. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

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(i) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Conversion Notice, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. For all purposes, the Conversion Date shall be the date determined as set forth in Section 3(b).

(j) Status as Shareholder. Upon submission of a Conversion Notice by a Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock on the applicable Conversion Date and: (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received all shares of Common Stock prior to the tenth (10th) business day after the Conversion Date with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Company’s failure to convert this Note.

(5) Default. It shall be considered and event of default under this Note if any of the following events of default (each, an “Event of Default”) shall occur:

(a) The Company’s failure to pay to the Holder any amount of the then outstanding principal amount as and when due under this Note;

(b) The Company shall commence, or there shall be commenced against the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty- one (61) business days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty- one (61) business days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

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(c) The Company shall default in any of its material obligations under this Note and fails to cure such breach within twenty (20) business days after written notice thereof, specifying the specific breach, from the Holder to the Company;

(d) The class of Common Stock shall not be eligible for listing or quotation for trading on the Trading Market, which ineligibility for trading is not cured by the Company within twenty (20) Trading Days following a written notice from the Holder;

(e) The Company shall fail to maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such failure continues for a period of ten (10) business days after written notice thereof from the Holder; provided, however, that an Event of Default shall occur immediately if the Company voluntarily ceases to be subject to the reporting requirements of the Exchange Act or becomes ineligible to maintain its registration under Section 12 or 15(d) thereof; or

(f) The Company shall fail to deliver shares or units to the Holder upon conversion in accordance with the terms of this Note or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; provided, however, that such default shall not apply if the Company or the Company’s transfer agent is unable to deliver such shares or units due to a reason dependent on the Holder, such as, without limitation, failure by the Holder to provide the necessary information or other cooperation required by the Company or the Company’s transfer agent for the delivery of such shares or units.

Upon the occurrence of any Event of Default, in addition to and without limitation of other remedies set forth herein in this Note, (i) interest shall accrue at the Default Interest rate until such time as the Event of Default is cured or all principal and accrued interest owing under this Note is paid in full; and (ii) upon notice given by the Holder in writing, this Note shall become immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived by the Company. In addition, the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(6) Assignability. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be freely assigned by the Holder in compliance with applicable securities laws.

(7) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal Amount hereunder.

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(8) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal actions, claims, suits, investigations or proceedings (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) concerning the interpretation, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision hereunder), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Proceeding. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or Proceeding to enforce any provisions of this Note, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or Proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which the Holder may bring a claim under the federal securities laws.

(9) Rule 144 Opinion. Upon request of the Holder, the Company shall be responsible for supplying an opinion of counsel confirming that the shares of Common Stock issuable upon conversion of this Note are exempt from registration under Rule 144 under the Securities Act, provided that the requirements of Rule 144 are satisfied. All costs associated with such opinion shall be borne solely by the Company.

(10) Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(11) Amendment. The terms of this Note may only be waived or amended by an instrument in writing signed by the Company and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

IDAHO COPPER CORPORATION

By:
Name:	Robert Scannell
Title:	Chief Financial Officer

EXHIBIT A
CONVERSION NOTICE

Idaho Copper Corporation [______] Attn: [_____]

The undersigned hereby elects to convert [all] [a portion] of the $[____] Convertible Note issued to [____] on [_____], 2026 into shares of Common Stock of Idaho Copper Corporation according to the conditions set forth in such Note as of the date written below.

By accepting this Conversion Notice, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 4.99% or 9.99% of the common stock outstanding, with such blocker percentage as is determined by the Holder, this conversion notice shall immediately automatically extinguish and the Holder must be immediately notified.

Holder’s Name:

Holder’s EIN:

Date of Conversion:

Conversion Amount:

Conversion Price:

Number of Shares to be Delivered:

Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

By:
Name:
Title: